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                                                                      EXHIBIT 11
                                 CEM CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
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                                                                                              1996              1995
                                                                                           ----------        ----------

NET INCOME ....................................................................            $  106,000        $  677,000
                                                                                           ==========        ==========

Weighted average number of shares outstanding .................................             3,540,000         3,617,000

Number of shares purchasable upon exercise of options, reduced by the number of shares which could have been purchased with proceeds from exercise of such
    options at average market price ...........................................                69,000           131,000


Weighted average number of shares outstanding,
    as adjusted ...............................................................             3,609,000         3,748,000
                                                                                           ==========        ==========

PRIMARY EARNINGS PER SHARE ....................................................            $      .03        $      .18
                                                                                           ==========        ==========



NET INCOME ....................................................................            $  106,000        $  677,000
                                                                                           ==========        ==========

Weighted average number of shares outstanding .................................             3,540,000         3,617,000

Number of shares purchasable upon exercise of options, reduced by the number of shares which could have been purchased with proceeds from exercise of such
    options at the greater of period-end market price or average market price .                69,000           140,000
                                                                                           ----------        ----------

Weighted average number of shares outstanding,
    as adjusted ...............................................................             3,609,000         3,757,000
                                                                                           ==========        ==========

EARNINGS PER COMMON SHARE,
    ASSUMING FULL DILUTION ....................................................            $      .03        $      .18
                                                                                           ==========        ==========
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